                                CONSENT OF INDEPENDENT           EXHIBIT 23.1
                             CERTIFIED PUBLIC ACCOUNTANTS

Golf Trust of America, Inc.
Charleston, South Carolina

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 9, 1998, relating to the consolidated financial statements of Golf Trust of America, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   BDO SEIDMAN, LLP

Charlotte, North Carolina
June 5, 1998


                                          3